UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

SOLANA COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2026

To our Stockholders:

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Solana Company will be held on Thursday, May 21, 2026, at 9:00 a.m. Eastern Time to conduct the following items of business:

●	Proposal 1: To elect seven directors named in the accompanying proxy statement, each to serve for a one-year term until our 2027 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;
●	Proposal 2: To ratify the appointment of CBIZ CPAs P.C., as our independent registered public accounting firm for the year ending December 31, 2026; and
●	To conduct any other business properly brought before the Annual Meeting, or any postponement or the adjournment of such meeting.

Our Board of Directors unanimously recommends that you vote FOR the election of each director nominee and FOR Proposal 2.

The Annual Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Annual Meeting online, vote electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HSDT2026 and entering your 16-digit control number. You will not be able to attend the Annual Meeting in person.

Even if you are planning on attending the Annual Meeting online, please promptly submit your proxy vote via the Internet, by telephone, or, if you received a printed proxy card by mail, by completing, dating, signing and returning the proxy card mailed to you or voting instruction card, so your shares will be represented at the Annual Meeting. Instructions on voting your shares are in the proxy materials you received for the Annual Meeting.

Details regarding admission to the virtual Annual Meeting and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. You are entitled to vote at our Annual Meeting and any adjournments or postponements thereof only if you were a stockholder as of April 1, 2026.

Your vote is important. Whether or not you plan to attend the Annual Meeting online, please submit your proxy vote as soon as possible so that your shares can be voted at our Annual Meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy in accordance with the procedures set forth in the accompanying proxy statement and vote in person.

Thank you for your continued support of Solana Company.

Sincerely,

Dane C. Andreeff

President and Chief Executive Officer

SOLANA COMPANY

642 Newtown Yardley Road, Suite 100

Newtown, Pennsylvania 18940

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2026

Notice is hereby given that the 2026 Annual Meeting of Stockholders of Solana Company (the “Company,” “we” or “us”) will be held on Thursday, May 21, 2026, at 9:00 a.m. Eastern Time, as a virtual meeting at www.virtualshareholdermeeting.com/HSDT2026. At the 2026 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”), you will be asked to consider and vote upon the following proposals:

●	Proposal 1 – To elect seven directors named in the accompanying proxy statement, each to serve for a one-year term until the 2027 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal; and
●	Proposal 2 – To ratify the appointment of CBIZ CPAs P.C., as our independent registered public accounting firm for the year ending December 31, 2026.

We expect to conduct any other business properly brought before the Annual Meeting.

Through the website above, you will be able to attend the Annual Meeting online, vote electronically, view the list of stockholders entitled to vote at the Annual Meeting and submit your questions during the Annual Meeting. Your attention is directed to the accompanying proxy statement which is set forth on the following pages, where details regarding how to attend the Annual Meeting online and the foregoing items of business are more fully described. The Board of Directors has fixed the close of business on April 1, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on April 1, 2026 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

Our Board of Directors unanimously recommends that you vote FOR the election of each director nominee and FOR Proposal 2.

Your vote is extremely important, regardless of the number of shares of Class A common stock you own. Whether or not you plan to virtually attend the Annual Meeting, you are respectfully requested by the Board of Directors to promptly submit your proxy by telephone or over the Internet in accordance with the instructions on the proxy card or voting instruction card or, if you received a printed proxy card by mail, sign, date and return the proxy card or voting instruction card. If you received this notice and the accompanying proxy statement in the mail, a return envelope is enclosed for your convenience. This will not prevent you from voting at the Annual Meeting since you may revoke your proxy at any time prior to the Annual Meeting or vote electronically at the Annual Meeting, but submitting your proxy will help to ensure the presence of a quorum at the Annual Meeting and avoid added proxy solicitation costs.

By Order of the Board of Directors,

Jeffrey S. Mathiesen Chief Financial Officer, Treasurer and Secretary
Newtown, Pennsylvania April 10, 2026

Important Notice Regarding the Availability of Proxy Materials for the

Solana Company Annual Meeting of Stockholders to be Held on Thursday, May 21, 2026:

The Notice of Annual Meeting of Stockholders, accompanying proxy statement and annual report to stockholders are available at www.proxyvote.com.

SOLANA COMPANY

PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS

MAY 21, 2026

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors (the “Board”) of Solana Company (the “Company”, “we” or “us”) is soliciting your proxy, as a holder of our Class A common stock (the “Common Stock”), for use at the 2026 Annual Meeting of Stockholders to be held on Thursday, May 21, 2026, at 9:00 a.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/HSDT2026 and any adjournment or postponement of such meeting (the “Annual Meeting”).

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. We believe that this process will allow us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice. Stockholders who elect to continue to receive hard copies of proxy materials may help us reduce costs by opting to receive future proxy materials electronically.

The Notice, proxy statement and form of proxy card are expected to be first mailed to stockholders of record on or about April 10, 2026.

Will I receive any proxy materials by mail other than the Notice?

No, you will not receive any other proxy materials by mail other than the Notice unless you request paper copies. Pursuant to rules adopted by the SEC, we have elected to use the Internet as the primary means of furnishing proxy materials to our stockholders. This method allows us to deliver the proxy materials to you more quickly, lowers our costs significantly, and helps to conserve natural resources. We encourage stockholders to take advantage of the option to receive proxy materials electronically by email to help reduce the environmental impact of our annual meeting and to reduce costs associated with the physical printing and mailing of materials. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 are also available at www.proxyvote.com. Instructions on how to request a full set of proxy materials may be found in the Notice.

What is the purpose of the Annual Meeting?

At the Annual Meeting, you will be voting on:

●	Proposal 1 – To elect seven directors named in the accompanying proxy statement, each to serve for a one-year term until the 2027 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;
●	Proposal 2 – To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the year ending December 31, 2026; and
●	To conduct any other business properly brought before the Annual Meeting, or any postponement or the adjournment of such meeting.

The Board unanimously recommends that you vote FOR the election of each director nominee and FOR Proposal 2.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote on those matters in accordance with their best judgment.

Who is entitled to vote?

You may vote if you owned shares of our Common Stock at the close of business on April 1, 2026, the record date, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. As of April 1, 2026, we had 54,889,569 shares of Common Stock outstanding and entitled to vote.

Holders of record of our Common Stock as of the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Holders of record of shares of Common Stock have the right to vote on all matters brought before the Annual Meeting.

What is the difference between a stockholder of record and a beneficial owner?

Stockholders of Record. If your shares of Common Stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and this Notice is being sent directly to you by us.

Beneficial Owners. Many of our stockholders hold their shares of Common Stock through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner with respect to those shares, and this Notice (including a voting instruction card) is being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting.

Can I vote my shares without attending the Annual Meeting?

Stockholders of Record. You may vote by internet, by phone or by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided (if you received a printed copy of the proxy materials). To vote by internet or phone, you will need to use a control number provided to you in the Notice, your proxy card (if you received a printed copy of the proxy materials) or the instructions that accompanied your proxy materials and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

Beneficial Owners. If you are a beneficial owner, you must vote your shares in the manner prescribed by your broker, bank or other nominee. You will receive a voting instruction card (not a proxy card) to use in directing the broker, bank or other nominee how to vote your shares. You may also have the option to vote your shares via the internet or phone.

May I attend the Annual Meeting and vote my shares virtually?

The Annual Meeting will be held entirely online. To participate in the Annual Meeting, you will need the 16-digit control number included in the Notice or your proxy card (if you received a printed copy of the proxy materials). We encourage you to access the meeting prior to the start time. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging into your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The control number will automatically populate. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.

Can I change my vote?

Stockholders of Record. You may change your vote at any time before your proxy is exercised by sending a written notice of revocation or a later-dated proxy to our Secretary, which must be received prior to commencement of the Annual Meeting; by submitting a later-dated proxy via internet or phone; or by voting in person at the Annual Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day beginning immediately and will close at 11:59 p.m. Eastern Time on May 20, 2026. Your virtual attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you electronically vote at the Annual Meeting or file the proper documentation for it to be so revoked.

Beneficial Owners. If you hold your shares through a broker, bank or other nominee, you should contact such nominee prior to the time such voting instructions are exercised.

What does it mean if I receive more than one Notice or proxy card (if you received printed copies of the proxy materials) or voting instruction card?

If you receive more than one Notice or proxy card (if you received printed copies of the proxy materials) or voting instruction card, it means that you have multiple accounts with brokers, banks or other nominees and/or our transfer agent. Please following the voting instructions on each Notice or proxy materials that you receive to ensure that all of your shares are voted. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Equiniti Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219; Telephone: 800-937-5449.

What if I do not vote for some of the items listed on my proxy or voting instruction card?

Stockholders of Record. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Shares represented by proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in the manner recommended by the Board on those matters and as the proxyholders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners. If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable regulations, a broker, bank or nominee has the discretion to vote on routine matters, including Proposal 2. It is nonetheless very important for you to vote your shares for each proposal.

How many shares must be present to hold the meeting?

In order for us to conduct the Annual Meeting, holders of one-third of the voting power of our outstanding shares of stock entitled to vote as of April 1, 2026 must be present by remote communication or by proxy at the Annual Meeting. This is called a quorum. Abstentions (as well as broker non-votes, if any) will be considered present for purposes of determining a quorum. If a quorum is not reached, the Annual Meeting will be adjourned until a later time.

What vote is required to approve each item of business?

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold votes, as applicable	Effect of Broker Non-Votes	Board Recommendation
1	Election of directors named in this Proxy Statement	A plurality of the votes cast FOR a nominee; each director nominee receiving the highest number of votes FOR will be elected. Stockholders may not cumulate votes for directors.	FOR or WITHHOLD with respect to each director nominee	Withheld votes will have no effect.	Brokers do not have discretion to vote on this proposal absent instructions from their beneficial owners. Broker non-votes will have no effect.	FOR all nominees
2	Ratification of the appointment of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026

A majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote on the subject matter.

			FOR, AGAINST or ABSTAIN	Abstentions are treated as votes Against.	Not applicable(1)	FOR

(1) This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to the broker, bank or nominee that holds your shares, your broker, bank or other nominee has discretionary authority to vote your shares on this proposal.

The Board does not propose to conduct any business at the Annual Meeting, nor is it aware of any other matter to be presented for action at the Annual Meeting, other than as stated above.

Who will count the votes and where can I find the voting results?

Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the voting results and a representative of American Election Services will act as inspector of election.

We intend to announce the preliminary voting results at the Annual Meeting and, in accordance with the rules of the SEC, we intend to publish the final voting results in a current report on Form 8-K within four business days of the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

General

Our Board currently consists of seven directors, all of whom are being nominated for reelection at this Annual Meeting. The authorized number of directors may be changed from time to time by resolution of the Board. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. All of the nominees listed below are currently directors of the Company who were previously elected by the stockholders. It is the Company’s policy to invite its nominees for directors to attend the Annual Meeting. Four of the directors then serving attended the 2025 Annual Meeting of Stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

In connection with the election of Cosmo Jiang as a member of our Board at the special meeting of stockholders held on October 30, 2025, Jeffrey S. Mathiesen resigned as a member of our Board, effective October 30, 2025. Mr. Mathiesen remains in his role as our Chief Financial Officer, Treasurer and Secretary.

Nominees

The Company seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Board has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Board to believe that that nominee should serve on the Board. However, each of the members of the Board may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Name	Position(s)	Age
Joseph Chee	Executive Chairman	54
Dane C. Andreeff	Director, Chief Executive Officer and President	59
Blane Walter	Lead Independent Director	55
Paul Buckman	Director	70
Sherrie Perkins	Director	71
Edward M. Straw	Director	87
Cosmo Jiang	Director	36

Joseph Chee

Mr. Chee has served as the Executive Chairman of our Board of Directors since September 2025. He has been a Founder of Summer Capital Limited since August 2017 and has served as the Chairman until October 2025. Summer Capital is an investment company dedicated to investing in early growth state companies in “new economy” sectors such as fintech, blockchain infrastructure and application, consumption technology and healthcare. He has also served as the Vice Chairman of AMINA Bank AG, a company focused on providing a bridge between traditional finance and digital assets while operating as a FINMA-regulated cryptocurrency bank and offering services such as secure custody, crypto trading, staking, lending, asset management and tokenized products to professional investors, corporations, family offices and institutions globally, since April 2020. In addition, Mr. Chee is the founder of Summer Healthcare Fund, L.P. since February 2021 and Summer Everest Ecosystem Fund, L.P. since September 2023, both of which are investment companies focused on healthcare and biotechnology and blockchain ecosystem and financial technology. Prior to these positions, Mr. Chee was Head of Investment Banking and Head of Global Capital Markets, Asia at UBS AG. From 2000 to 2017, Mr. Chee held a number of positions in UBS AG. Mr. Chee has earned a Doctorate degree in applied finance from the University of Geneva, an Executive Master of Business Administration degree from Tsinghua University, a Master of Business Administration degree from New York University and a Bachelor’s degree in mechanical engineering from Stevens Institute of Technology. Our Board believes that Mr. Chee is qualified to serve as a director based on his significant experience in financial services and digital assets.

Dane C. Andreeff

Mr. Andreeff has served as our President and Chief Executive Officer since June 2021 after having served as our Interim President and Chief Executive Officer from August 2020 until June 2021. He has also served as a member of our Board of Directors since August 2017. Mr. Andreeff is the General Partner and Portfolio Manager at Maple Leaf Partners, LP. Maple Leaf Partners, LP is a hedge fund founded by Mr. Andreeff, where he has been employed since 1996. In 2003, the fund was seeded by Julian Robertson’s Tiger Management and later grew to over $2 billion in assets under management. Mr. Andreeff also serves as a member of the board of directors of privately-held HDL Therapeutics, Inc. and Myocardial Solutions, Ltd. Mr. Andreeff received his Bachelor’s degree in Economics from the University of Texas at Arlington in 1989 and his Master’s degree in Economics from the University of Texas at Arlington in 1991. Our Board believes that Mr. Andreeff’s extensive experience in the investment industry and capital markets and significant experience advising other companies as a board member, including multiple companies in the healthcare sector, make him a valuable member of our Board.

Blane Walter

Mr. Walter has served as a member of our Board of Directors since December 2015, as Lead Independent Director since February 2026 and as Chairman of our Board from August 2020 to September 2025. Mr. Walter is a partner at Talisman Capital Partners, a position he has held since 2011. In 1999, Mr. Walter founded inChord Communications, Inc., a global private healthcare communications company, which was acquired by inVentiv Health in 2005. Mr. Walter joined inVentiv Health as president of the Communications division in 2005 and was named Chief Executive Officer in 2008 and served in that capacity until leading the sale of the company to Thomas H. Lee Partners in 2010. Following the buyout, Mr. Walter served as vice chairman of inVentiv Group, a holding company which survived the buyout, from 2011 to August 2017. Mr. Walter received a B.S. in marketing and finance from Boston College in 1993. Our Board believes that Mr. Walter is qualified to serve as a director based on his background in the healthcare and pharmaceutical industries.

Paul Buckman

Mr. Buckman has served as a member of our Board of Directors since September 2021. Mr. Buckman has served as the Chief Executive Officer and a director of Rhythmlink International, LLC, a privately-held medical equipment manufacturer, since April 2024. He previously served as President of North America for LivaNova PLC (Nasdaq: LIVN), a publicly-held global medical technology company from April 2019 to April 2024 and as the General Manager of Structural Heart for LivaNova PLC from April 2017 to December 2019. Prior to joining LivaNova PLC, Mr. Buckman served as chief executive officer of Conventus Orthopaedics, a Minnesota-based company specializing in peri-articular bone fracture fixation, from September 2013 until March of 2017. Mr. Buckman was chief executive officer of Sentreheart, Inc., a medical technology company focused on closure of various anatomic structures, from February 2012 to September 2013. Previously, Mr. Buckman served as chief executive officer and chairman of Pathway Medical Technologies, Inc., a medical device company focused on treatment of peripheral arterial disease, from September 2008 to February 2012; as chief executive officer of Devax, Inc., a developer and manufacturer of drug eluting stents, from December 2006 to September 2008; as president of the cardiology division of St. Jude Medical, Inc., a publicly traded diversified medical products company, from August 2004 to December 2006; and as chairman of the board of directors and chief executive officer of ev3, LLC, a Minnesota-based medical device company focused on endovascular therapies that Mr. Buckman founded and developed into an $80 million business, from January 2001 to January 2004. Mr. Buckman has worked in the medical device industry for over 30 years, including 10 years at Scimed Life Systems, Inc. and Boston Scientific Corporation (NYSE: BSX), a publicly traded medical device manufacturer, where he held several executive positions before becoming president of the cardiology division of Boston Scientific in January 2000. Mr. Buckman also currently serves as a director for Shoulder Innovations (NYSE: SI) since 2020, where he serves on its audit committee and as its lead independent director,  Rhythmlink International since 2024, and NeuroOne Medical Technologies Corporation (Nasdaq: NMTC) since 2017, where he serves on its compensation committee and audit committee and as its lead independent director. He previously served as a director of Ablative Solutions, Inc., Conventus Orthopaedics, Caisson Interventional LLC, Velocimed, Inc., where he was a co-founder, EndiCor, Inc., Microvena, Inc., Sunshine Heart, Inc., n/k/a Nuwellis, Inc. (Nasdaq: NUWE), a publicly-held early-stage medical device company, NexGen Medical, Micro Therapeutics, Inc., and as chairman of the board of NeuroOne, Inc. Mr. Buckman received a B.B.A. and an M.B.A. from Western Michigan University in Kalamazoo, Michigan. Our Board believes that Mr. Buckman is qualified to serve as a director based on his background in the healthcare and pharmaceutical industries.

Sherrie Perkins

Ms. Perkins has served as a member of our Board of Directors since March 2021. Ms. Perkins has served in the University of Texas MD Anderson Cancer Center’s Venture Mentoring Service since 2017 providing guidance and perspective on commercialization-related topics that are important and relevant to the progression of various ventures. Ms. Perkins also served as an independent member of the board of directors of eNeura, Inc., a privately held medical technology company providing therapy for both acute treatment and prevention of migraines, from 2018 to 2020. Ms. Perkins served as a consultant to LivaNova, PLC (Nasdaq: LIVN), a publicly-held global medical technology company that creates innovative and meaningful medical solutions for the benefit of patients, healthcare professionals, and healthcare systems, from January 2017 to June 2019, and served as Vice President in the sleep apnea, new ventures space within LivaNova from October 2015 to January 2017. Ms. Perkins previously served as Vice President of Marketing and New Business Development of Cyberonics, Inc., an affiliate of LivaNova, from November 2011 to October 2015. Ms. Perkins received a B.S. in Medical Technology from Mississippi State University and an M.A. in Management from Central Michigan University. Since June 2021, Ms. Perkins has served as an adjunct professor in the Master of Clinical Translation Management program in The Cameron School of Business at University of St. Thomas. Our Board believes that Ms. Perkins is qualified to serve as a director based on her background and broad range of responsibilities in financial and operational roles, including marketing, business development and commercialization.

Edward M. Straw

Vice Admiral Edward M. Straw, USN, (Retired) is a Vice Admiral, USN, (Retired) and has served as a member of our Board of Directors since November 2014. He founded Osprey Venture Partners in 2011, a firm that mentors young entrepreneurs seeking investment capital and assists with business development and serves as the managing director. Previously he was president, global operations of The Estée Lauder Companies from 2000 to 2005, senior vice president global operations of the Compaq Computer Corporation from 1998 to 2000, and president of Ryder Integrated Logistics from 1996 to 1998. Prior to joining the private sector, he had a distinguished 35-year career in the U.S. Navy and retired as a three-star admiral. During his military service, Vice Admiral Straw was Director (CEO) of the Defense Logistics Agency, the largest military logistics command supporting the American armed forces. He is a former member of the Defense Science Board, is lead independent director/and former Chairman of Odyssey Logistics and currently sits on the boards of The Boston Consulting Federal Group (lead independent director), and Academy Securities. He is a former board member of Eddie Bauer (audit committee), MeadWestvaco (audit committee), Ply Gem Industries and Panther Logistics. Vice Admiral Straw received a B.S. degree from the United States Naval Academy, an MBA from The George Washington University, and is a graduate of the National War College. In 2020, he was selected as a Distinguished Graduate of the Naval Academy and is one of the 122 graduates ever selected for this award. Our Board believes that Vice Admiral Straw is qualified to serve as a director based on his extensive leadership experience in both the private sector and the U.S. military.

Cosmo Jiang

Mr. Jiang has served as a member of our Board of Directors since October 2025. Mr. Jiang is a New York-based investment professional with significant experience in digital assets, public markets, and technology-focused investment strategies. He has served as General Partner and Portfolio Manager at Pantera Capital, since August 2023, where he is responsible for investment strategy and leads the firm’s public markets and special opportunities platform. Mr. Jiang is also the Founder and Managing Partner of Nova River Management, a digital-asset investment firm established in June 2022. Prior to his current roles, Mr. Jiang was Managing Director at Hitchwood Capital Management LP, from April 2015 to January 2022, where he led investments across the consumer and internet sectors. Earlier in his career, he was a Private Equity Associate at Apollo Global Management from 2013 to 2015, and an M&A Analyst at Evercore Partners from 2011 to 2013. Mr. Jiang graduated from Harvard University with a B.A. in Applied Mathematics in 2011. The Board believes that Mr. Jiang is qualified to serve as a director due to his extensive experience in financial services and digital assets.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

The Board reviews its composition annually, including the determination of the independence of our directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent” set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of the Company’s director nominees, other than Messrs. Andreeff, Chee and Jiang, are independent, as defined under the Nasdaq listing standards. In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of its directors are or have been affiliated. The Board considered all relationships and transactions that occurred during any 12-month period within the last three fiscal years. The Board determined that the relationships would not interfere with their exercise of independent judgment in carrying out their responsibilities as directors. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

The Board is currently chaired by Mr. Chee.  Mr. Walter currently serves as our Lead Independent Director.

The Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer and Chair of the Board. It is the Board’s view that rather than having a formal policy, the Board, upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether it is in the best interests of the Company and its stockholders for such offices to be separate or combined.

Additionally, if the Chair of the Board is not an independent director, the Board may designate one of the independent directors as Lead Independent Director. If a Lead Independent Director is appointed, the Lead Independent Director’s responsibilities will include: establishing the agenda for Board meetings in connection with the Chair and Chief Executive Officer and serving as Chair at meetings of the Board in the Chair’s absence; establishing the agenda for meetings of the independent directors; coordinating with the committee chairs regarding meeting agendas and informational requirements; presiding over meetings of the independent directors; presiding over any portions of meetings of the Board at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; presiding over any portions of meetings of the Board at which the performance of the Board is presented or discussed; and performing such other duties as may be established or delegated by the Board. The Board currently believes that this structure enables it to better fulfill its risk oversight responsibilities while maintaining the flexibility to change its leadership structure from time to time as appropriate based on the Board’s assessment of its leadership and the specific characteristics, circumstances or needs of the Company.

Role of the Board in Risk Oversight

The Board plays an active role in overseeing management of our risks. The Board regularly reviews information regarding our strategy, liquidity and operations, as well as the risks associated with each. The Audit Committee of the Board is responsible for overseeing the management of financial risks and cybersecurity risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies and arrangements, and for managing risks relating to our director compensation policies and arrangements. Our Nominating and Corporate Governance Committee is responsible for reviewing the independence of the Board and other corporate governance matters.

Meetings of the Board of Directors

The Board met five times during 2025. Each current Board member who served as a director in 2025 attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during a portion of the last fiscal year, except for Mr. Buckman who was not able to attend one Nominating and Corporate Governance Committee meeting due to scheduling conflicts.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current committee membership:

Nominating and
Corporate
	Audit	Compensation	Governance
Name	Committee	Committee	Committee
Paul Buckman	X*	X	X
Edward M. Straw	X	X*	X
Blane Walter	X
Sherrie Perkins		X	X*
*	Committee Chairperson

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

Our Audit Committee is comprised of Messrs. Buckman, Straw and Walter. Mr. Buckman is the chair of the Audit Committee. All members of the Audit Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. All members of the Audit Committee meet the requirements for financial sophistication under the applicable rules and regulations of the SEC and Nasdaq. The Board has also determined that each of Mr. Buckman and Mr. Walter qualifies as an “audit committee financial expert,” as defined in applicable SEC rules and that each member of the Audit Committee is financially sophisticated. The Board made a qualitative assessment of Mr. Buckman’s and Mr. Walter’s level of knowledge and experience based on a number of factors.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions including the following:

●	evaluating the performance of and assessing the qualifications of the independent auditors;
●	determining and approving the engagement of the independent auditors;
●	determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;
●	reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services;
●	monitoring the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;
●	reviewing and approving or rejecting transactions between the Company and any related persons;
●	conferring with management and the independent auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting;
●	establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
●	meeting to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor.

The Audit Committee met four times during 2025. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.solanacompany.co.

Report of the Audit Committee of the Board of Directors

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the Nasdaq listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”).

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2025, with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.  In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Paul Buckman

Edward M. Straw

Blane Walter

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee is comprised of Messrs. Buckman, Straw and Ms. Perkins. Mr. Straw is the chair of the Compensation Committee.

All members of the Company’s Compensation Committee are independent in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee met two times during 2025. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.solanacompany.co.

The Compensation Committee acts on behalf of the Board to do the following:

●	reviewing, approving for adoption or recommending for adoption and overseeing the Company’s compensation strategy, policies, plans and programs, including establishing corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and other senior management and evaluation of performance in light of these stated objectives;
●	reviewing, approving or recommending to the Board for approval the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer, the other executive officers and the directors;
●	reviewing the Company’s compensation practices and policies as related to risk management;
●	administering and enforcing the Company’s Policy for the Recovery of Erroneously Awarded Compensation; and
●	administering the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs.

Compensation Determination: Processes and Procedures

The Compensation Committee meets at least annually and with greater frequency if necessary and appropriate. The agenda for each meeting is developed by the Chair of the Compensation Committee, in consultation with legal counsel or other advisers or consultants it deems necessary and appropriate. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

In fiscal 2025 and fiscal 2024, the Compensation Committee delegated authority to the Chief Executive Officer to grant, without any further action required by the Compensation Committee, equity awards to employees and consultants who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, within specified limits approved by the Compensation Committee.

Historically, the Compensation Committee has typically made any significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. Generally, the process consists of two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The Chief Executive Officer may not be present during these discussions. The Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Company’s compensation consultant, including analyses of executive and director compensation paid at other companies of comparable financial size and business focus.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently comprised of Messrs. Buckman, Straw and Ms. Perkins. Ms. Perkins is the chair of the Nominating and Corporate Governance Committee.

All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq Listing Rules). The Nominating and Corporate Governance Committee met one time during 2025. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.solanacompany.co.

The Nominating and Corporate Governance Committee is responsible for the following:

●	identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board);

●	reviewing and evaluating incumbent directors;
●	selecting or recommending to the Board for selection candidates for election to the Board of Directors;
●	making recommendations to the Board regarding the membership of the committees of the Board;
●	assessing the performance of management and the Board; and
●	developing a set of corporate governance principles for the Company.

Generally, director nominees are identified and suggested by our directors or management using their business networks. The Nominating and Corporate Governance Committee also intends to consider director nominees put forward by stockholders. Our Third Amended and Restated Bylaws (the “Bylaws”) contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the annual meeting. Such nomination must satisfy the notice, information and consent requirements set forth in our Bylaws and must be received by us prior to the date set forth under “Additional Matters - Requirements for Submission of Stockholder Proposals and Nominations for 2027 Annual Meeting”.

Stockholders may also recommend individuals to our Board for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Board at Solana Company, 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940, Attention: Chairman of the Board. The Board does not intend to alter the manner in which it evaluates candidates, based on whether or not the candidate was recommended by a stockholder.

The Nominating and Corporate Governance Committee does not have any specific minimum qualifications that director nominees must have in order to be considered to serve on the Board. However, the Nominating and Corporate Governance Committee does take into consideration areas of expertise that director nominees may be able to offer, including professional experience, knowledge, abilities and industry knowledge or expertise. The Nominating and Corporate Governance Committee also considers their potential contribution to the overall composition of the Board.

The Nominating and Corporate Governance Committee will review the backgrounds and qualifications of any potential nominees, without regard to whether a potential nominee has been recommended by our stockholders, and, upon consideration of all relevant factors and circumstances, approves the slate of director nominees to be nominated for election at each annual meeting of stockholders.

The Nominating and Corporate Governance Committee seeks a Board that includes a broad range of perspectives and includes individuals that possess backgrounds, skills, expertise and attributes that allow them to function collaboratively and effectively together in their oversight of the Company.

Stockholder Communications With the Board of Directors

The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to any particular director or the independent directors as a group, to the following address: Solana Company, 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940. Stockholders or interested parties should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Insider Trading Compliance Policy

Our Board has adopted an Insider Trading Compliance Policy governing the purchase, sale, and/or other dispositions by directors, officers, employees and other specified persons. This policy is designed to create reasonable processes to prevent the Company and its directors, officers, employees and specified other persons from insider trading and any appearance of improper conduct.

Our Insider Trading Compliance Policy is designed to promote compliance with insider trading laws. Our employees (including our named executive officers) and directors are subject to the Company’s Insider Trading Compliance Policy, which applies to their transactions involving any securities of the Company. Except under limited circumstances, persons subject to the policy, their affiliates and certain members of their family may not engage in any transaction of Company securities (or assist or encourage other persons to do so) while aware of material non-public information relating to the Company. The policy also implements quarterly trading blackout periods and pre-clearance requirements, and allows for special blackout periods, for our NEOs and other specified persons to reduce the likelihood of trading at times with significant risk of insider trading exposure.

Further, the policy includes Rule 10b5-1 trading plan guidelines to assist in compliance with the Rule 10b5-1 affirmative defense for insider trading liability, including that such plans can only be adopted or modified when the applicable person is permitted to transact in Company securities under the terms of the policy (including not being aware of any material non-public information), must include the minimum statutory cooling-off period between plan adoption and the first trade under such plan, and must comply with the prohibitions on multiple overlapping plans and limitations on single-trade plans. The adoption, modification or termination of any such plan is subject to pre-clearance requirements.

Our Insider Trading Policy also specifically prohibits, among other things, all directors and executive officers and employees of the Company from effecting hedging or monetization transactions, such as zero-cost collars and forward sale contracts. A copy of our Insider Trading Compliance Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including our Chief Executive Officer, Chief Financial Officer, Controller and other senior financial officers. The Code of Business Conduct and Ethics provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. The Code of Business Conduct and Ethics is available on the Company’s website at www.solanacompany.co. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer (including our principal executive officer, principal financial officer or principal accounting officer) or director, the Company will promptly disclose the nature of the amendment or waiver on its website set forth above rather than by filing a Current Report on Form 8-K.

Policy for the Recovery of Erroneously Awarded Compensation

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended.

As required by the listing standards adopted by Nasdaq as a result of SEC rulemaking, our Board adopted a Clawback Policy for the Recovery of Erroneously Awarded Compensation. The policy provides that the Company must promptly recover specified incentive-based compensation that is received by our Section 16 officers on or after October 2, 2023, regardless of fault or misconduct, upon specified accounting restatements of the Company’s financial statement that resulted in such persons receiving an amount that exceeded the amount that would have been received if based on the restated financial statements. There are limited exceptions to the recovery requirement as set forth in the listing standards. Incentive-based compensation is defined as any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The subject compensation will be determined without regard to any net settlement of, or taxes paid or payable or withheld on, such compensation, but there will not be any duplicative recovery by the Company. As specified in the listing standards, the Company cannot indemnify, or pay or reimburse for insurance for, a Section 16 officer for recoveries under this policy.

The recovery period under the policy is three full years preceding the date our Board or a committee thereof as directed by the Board concludes, or reasonably should have concluded, that an accounting restatement is required. If applicable, the Company will provide the current or former Section 16 officer with a written demand for repayment or return and the method thereof. If such repayment or return is not made when due, the policy provides that the Company will take all reasonable and appropriate actions to recover such erroneously awarded compensation from such person. A copy of our Clawback Policy is filed as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

EXECUTIVE OFFICERS

Our executive officers as of April 10, 2026, and their respective ages, are as follows:

Name	Age	Position
Joseph Chee	54	Executive Chairman
Dane C. Andreeff	59	President and Chief Executive Officer, Director
Jeffrey S. Mathiesen	65	Chief Financial Officer, Treasurer and Secretary
Agustina “Madelene” Gani Tjandrasuwita	50	Chief Operating Officer and Deputy Chief Financial Officer

Joseph Chee and Dane C. Andreeff

The biographies of Messrs. Chee and Andreeff are set forth in “Proposal 1- Election of Directors” above.

Jeffrey S. Mathiesen

Jeffrey S. Mathiesen has served as Chief Financial Officer, Treasurer and Secretary of the Company since June 2021. Mr. Mathiesen also previously served as a member of our Board of Directors from May 2022 to October 2025 and as a member of our Board of Directors and Audit Committee Chair from June 2020 to June 2021. Additionally, Mr. Mathiesen has served as a director and Audit Committee Chair of NeuroOne Medical Technologies Corporation (Nasdaq: NMTC), a publicly traded medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, since 2017. He previously served as Vice Chair and Lead Independent Director from March 2020 to April 2025, as Director and Audit Committee Chair, from 2015 to April 2025, of Panbela Therapeutics, Inc. (OTCQB: PBLA), a publicly traded biopharmaceutical company developing therapies for pancreatic diseases, and a director and audit committee chair and a compensation committee member of Healthcare Triangle, Inc. (Nasdaq: HCTI), a publicly traded provider of cloud and data transformation platform and solutions for healthcare and life sciences, from March 2021 to December 2022. Mr. Mathiesen also served as a director for eNeura, Inc., a privately held medical technology company providing therapy for both acute treatment and prevention of migraine, from 2018 to 2020. Mr. Mathiesen served as Advisor to the CEO of Teewinot Life Sciences Corporation, a privately held global leader in the biosynthetic development and production of cannabinoids and their derivatives for consumer and pharmaceutical products, from October 2019 to December 2019, and served as Chief Financial Officer from March 2019 to October 2019. In August 2020, Teewinot Life Insurance Sciences filed a voluntary petition under Chapter 11 of the United Stated Bankruptcy Code. Mr. Mathiesen previously served as Chief Financial Officer of Gemphire Therapeutics Inc., which was acquired by NeuroBo Pharmaceuticals, Inc. (Nasdaq: MTVA) in January 2020, a publicly-held clinical-stage biopharmaceutical company developing therapies for patients with cardiometabolic disorders, from 2015 to 2018, and as Chief Financial Officer of Sunshine Heart, Inc. (Nasdaq: NUWE), a publicly-held early-stage medical device company, from 2011 to 2015. Mr. Mathiesen received a B.S. in Accounting from University of South Dakota and is a Certified Public Accountant (inactive).

Agustina “Madelene” Gani Tjandrasuwita

Agustina “Madelene” Gani Tjandrasuwita has served as our Chief Operating Officer and Deputy Chief Financial Officer since April 2026. Prior to joining the Company, from 2024 to 2026, Ms. Tjandrasuwita served as the Chief Financial Officer at Hedera Hashgraph, Inc., a decentralized blockchain company, where she was responsible for its financial transparency, revenue growth, risk management, governance, investor relations and global tax planning. From 2022 to 2024, Ms. Tjandrasuwita served as Head of Finance, Vice President at Aptos Labs Inc., a permissionless layer 1 blockchain company, where she oversaw financial deals, partnerships, token treasury management, and audit and tax matters. Prior to that, from 2021 to 2022, she served as Head of Finance, Vice President at Gemini (Nasdaq: GEMI), a publicly traded cryptocurrency exchange and custodian company, where she oversaw capital fundraise and IPO readiness matters. Before that, from 2018 to 2021, she served as Global Controller, Head of Global Taxes at JUUL Labs, Inc., an American electronic cigarette company, where she led global controllership functions. Ms. Tjandrasuwita received her Bachelor of Business Administration degree from the University of San Diego. She is a certified public accountant with an active license.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure discuss the compensation awarded to, earned by, or paid to:

●	Joseph Chee, our Executive Chairman;

●	Dane C. Andreeff, our President and Chief Executive Officer; and
●	Jeffrey S. Mathiesen, our Chief Financial Officer, Treasurer and Secretary.

We refer to these three executive officers as the “named executive officers” (as determined pursuant to the SEC’s disclosure requirements for executive compensation in Item 402 of Regulation S-K).

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the fiscal years ended December 31, 2025 and 2024.

						Non-Equity
				Option	Stock	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(2)	($)(3)	($)(3)	($)	($)(4)	($)
Joseph Chee(1)	2025	91,304	213,804	—	6,632,526	—	578	6,938,212
Executive Chairman
Dane C. Andreeff	2025	419,000	890,000	636,456	—	146,650	33,488	2,125,594
President and Chief
Executive Officer	2024	402,000	—	682,760	—	146,730	37,929	1,269,419
Jeffrey S. Mathiesen	2025	401,000	610,000	317,990	—	112,280	38,083	1,479,353
Chief Financial Officer,
Treasurer and Secretary	2024	385,000	—	341,380	—	112,420	35,224	874,024
(1)

Mr. Chee was appointed as our Executive Chairman on September 18, 2025. Because Mr. Chee was not an NEO prior to 2025, compensation information is not provided for 2024. The amounts reflected in the “Salary,” Bonus,” and “All Other Compensation” columns were paid to Mr. Chee by Solana Company (Hong Kong) Limited (“Solana Company HK”), our wholly-owned subsidiary, in connection with his employment as Chairman and Chief Executive Officer of Solana Company HK.

(2)

Amounts reflect (i) a one-time sign-on cash bonus in the amount of $61,250 paid to Mr. Chee on October 30, 2025 by Solana Company HK in recognition for his work prior to his appointment as Chairman and Chief Executive Officer of Solana Company HK, (ii) an annual bonus payment paid to Mr. Chee by Solana Company HK, and (iii) one-time cash bonuses paid to Messrs. Andreeff and Mathiesen in the amounts of $890,000 and $610,000, respectively, in connection with our September 2025 private placements to offset any severance, bonus opportunity, equity, retirement or other benefit under any plan or arrangement of the Company to which Messrs. Andreeff and Mathiesen would be entitled as a result of the private placements, as discussed in more detail below under “– Employment Agreement and Arrangements (including Payments upon Termination or Change in Control).”

(3)

The amounts reflect the full grant date fair value for awards granted during the indicated year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation-Stock Compensation. The assumptions we used in valuing options are described in Note 9 to our audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(4)

The table above reporting the amounts reported as all other compensation for 2025 include $19,488 in health and group term life benefits and $14,000 in 401(k) contributions for Mr. Andreeff, $24,083 in health and group term life benefits and $14,000 in 401(k) contributions for Mr. Mathiesen along with life insurance premiums for each of Messrs. Andreeff and Mathiesen and $578 in Mandatory Provident Fund contributions for Mr. Chee.

Narrative Disclosure to Summary Compensation Table

The compensation program for the Company’s named executive officers for 2025 had three primary components: base salary, annual bonus and equity grants.

Annual Base Salary

We have entered into employment agreements with each of Messrs. Andreeff and Mathiesen that establish annual base salaries, which are reviewed periodically by our Compensation Committee in order to compensate such named executive officers for the satisfactory performance of duties to the Company. Annual base salaries are intended to provide a fixed component of compensation to such named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for such named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. On February 3, 2025, our Compensation Committee, in consultation with an independent compensation consultant, Grant Thornton LLP, approved a 4% increase to the base salaries of Messrs. Andreeff and Mathiesen for 2025 as an adjustment to account for cost of living increases.

Joseph Chee. In connection with Solana Company’s appointment of Mr. Chee as Chairman and Chief Executive Officer on October 30, 2025, Solana Company HK entered into an employment agreement with Mr. Chee that provides for an annual base salary of $525,000, subject to annual review by Solana Company HK by reference to the suggestions by the Compensation Committee.

Mr. Andreeff. Effective with his appointment as President and Chief Executive Officer on June 14, 2021, the Company entered into an employment agreement with Mr. Andreeff that provides for an annual base salary of $350,000 subject to annual review by the Compensation Committee. As a result of our Compensation Committee’s decision to increase our executive officers’ salaries by 4% in February 2025 to account for increases in cost of living and following similar increases in prior years, Mr. Andreeff’s annual base salary for 2025 was $419,000.

Mr. Mathiesen. Effective with his appointment as Chief Financial Officer, Treasurer and Secretary on June 14, 2021, the Company entered into an employment agreement with Mr. Mathiesen that provides for an annual base salary of $335,000, subject to annual review by the Compensation Committee. As a result of our Compensation Committee’s decision to increase our executive officers’ salaries by 4% in February 2025 to account for increases in cost of living and following similar increases in prior years, Mr. Mathiesen’s annual base salary for 2025 was $401,000.

Non-Equity Incentive Plan

In 2025, Messrs. Andreeff and Mathiesen had a target bonus, set forth as a percentage of annual base salary. Pursuant to the employment agreements between the Company and Messrs. Andreeff and Mathiesen, target bonuses for Messrs. Andreeff and Mathiesen were set at 50% and 40%, respectively, with the Compensation Committee able to determine that a portion of such target be paid in equity in lieu of cash.

Mr. Chee is entitled to a target bonus, set as a percentage of annual base salary, in connection with his employment as Chairman and Chief Executive Officer of Solana Company HK, as set forth in his employment agreement. In October 2025, in connection with his appointment as Chairman and Chief Executive Officer of Solana Company HK, the Compensation Committee approved a bonus target of 100% of Mr. Chee’s annual base salary.

In April 2025, the Compensation Committee recommended, and the Board approved, performance targets for fiscal 2025 that it would consider in approving bonus payments for 2025. These targets included various corporate objectives related to Company regulatory goals, revenue goals, financing goals, and reimbursement goals. Given Mr. Chee joined Solana Company HK late in the year, no performance targets were established for his position for fiscal 2025.

In February 2026, the Compensation Committee determined that 70% of the performance targets had been met, and approved the bonus payments to Messrs. Andreeff and Mathiesen at 70% of their respective targets. The Compensation Committee also approved a bonus payment to Mr. Chee at 100% of his target for 2025.

Equity-Based Awards

Equity Grant Policies and Practices

Our equity-based incentive awards which are mainly comprised of stock options and restricted stock units are designed to align our interests with those of our employees and consultants, including our named executive officers. Our Compensation Committee has responsibility for granting equity-based incentive awards to our named executive officers. Our Compensation Committee has not established policies and practices regarding timing of equity awards in relation to the release of material nonpublic information and does not time the public release of such information based on equity award grant dates nor for the purpose of affecting the value of executive compensation. Our compensation committee does not consider material nonpublic information in setting terms of equity awards, such as grant size or vesting conditions. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

The following table presents information required by Item 402(x)(2) of Regulation S-K regarding stock options issued to our named executive officers in fiscal year 2025 during the period beginning four business days before and ending one business day after the filing of a Current Report on Form 8-K that disclosed material non-public information:

Percentage change in the closing market
price of the securities underlying the
award between the trading day ending
		Number of			immediately prior to the disclosure of
		Securities	Option	Grant date fair	material nonpublic information and the
	Option	Underlying	Exercise	value of the	trading day beginning immediately
	Grant	the Options	Price	Options	following the disclosure of material
Name	Date	(#)	($/Sh)	($)	non public information
Dane C. Andreeff	7/2/2025	52,400	9.76	458,814	(5.7%)
Jeffrey S. Mathiesen	7/2/2025	26,200	9.76	229,407	(5.7%)

2025 Equity Awards

On January 6, 2025, our Board, upon recommendation of the Compensation Committee, approved the grant of an option to purchase 279,715 shares of Common Stock to Mr. Andreeff and an option to purchase 139,857 shares of Common Stock to Mr. Mathiesen pursuant to the 2022 Plan. Each of these stock options has an exercise price equal to the fair market value of a share of Common Stock as of the grant date, as determined in accordance with our 2022 Plan. Each of stock options granted to Messrs. Andreeff and Mathiesen , respectively, vested as to 50% immediately as of the grant date with the remainder vesting in a series of twelve successive equal quarterly installments on the last day of each fiscal quarter starting on March 31, 2025, subject to such named executive officers continued services through each applicable vesting period.

On July 2, 2025, our Board, upon recommendation of the Compensation Committee, approved the grant of an option to purchase 52,400 shares of Common Stock to Mr. Andreeff and an option to purchase 26,200 shares of Common Stock to Mr. Mathiesen pursuant to the 2022 Plan. Each of these stock options has an exercise price equal to the fair market value of a share of Common Stock as of the grant date, as determined in accordance with our 2022 Plan. Each of these stock options granted to Messrs. Andreeff and Mathiesen, respectively, vested as to 50% immediately as of the grant date with the remainder vesting in a series of twelve successive equal quarterly installments on the last day of each fiscal quarter starting on September 30, 2025, subject to such named executive officers continued services through each applicable vesting period.

On September 18, 2025, in connection with his appointment as Executive Chairman, Mr. Chee received an equity award of 1,109,118 restricted stock units (“RSUs”). This RSU fully vested on October 30, 2025, following stockholder approval of a third amendment to the 2022 Plan to increase the shares available under the plan at our special meeting of stockholders held on October 30, 2025.

Retirement Benefits and Other Compensation

Our named executive officers do not participate in, or otherwise receive any benefits under, any pension or deferred compensation plan sponsored by us. We provide our employees a percentage match to the contributions made by our employees to the Company’s 401(k) savings plan and we provide life insurance benefits to our named executive officers. Our named executive officers were eligible to participate in our employee benefits, including health benefits, on the same basis as our other employees. We generally do not provide perquisites or personal benefits except in limited circumstances.

Employment Agreement and Arrangements (including Payments upon Termination or Change in Control)

Joseph Chee

In connection with the Company’s appointment of Mr. Chee as Executive Chairman on September 18, 2025, the Company entered into an Executive Chairman Agreement with Mr. Chee (the “Executive Chairman Agreement”). Pursuant to the Executive Chairman Agreement, Mr. Chee received an equity award of RSUs equal to (i) 1% of the aggregate number of common stock and pre-funded warrants issued in the September 2025 private placements, plus (ii) 0.5% of the aggregate number of common stock underlying the stapled warrants issued in connection with the private placements for his services related to the implementation of the digital asset treasury for the Company. Further, following the closing of the private placements and within 10 business days of the exercise of certain stapled warrants issued to investors in the private placement, we will issue to Mr. Chee an additional RSU award equal to 0.5% of the number of shares of common stock issuable upon exercise of such stapled warrants. The vesting of such RSU grant will be subject to stockholder approval of an increase in the shares available under the 2022 Plan.

Employment Agreement with Solana Company (Hong Kong) Limited

In connection with Solana Company HK’s appointment of Mr. Chee as Chairman and Chief Executive Officer on October 30, 2025, Solana Company HK entered into an employment Agreement with Mr. Chee (the “Chee Employment Agreement”). The Chee Employment Agreement entitles Mr. Chee to, among other benefits, the following compensation:

●	An annual base salary of $525,000, reviewed at least annually;
●	A sign on cash bonus of $61,250, considering the preparation work and contribution Mr. Chee performed during the period from September 18, 2025 up to October 30, 2025;
●	A discretionary annual cash bonus, the target of value of which is 100% of his annual base salary;
●	Additional incentives, as may be approved by the Board of Directors of Solana Company HK at its sole and absolute discretion in a separate grant letter.

Dane C. Andreeff

In connection with the Company’s appointment of Mr. Andreeff as President and Chief Executive Officer on June 14, 2021, the Company entered into an Employment Agreement with Mr. Andreeff (the “Andreeff Employment Agreement”). The Andreeff Employment Agreement has an initial term of three years beginning on June 14, 2021 and automatically renews for an additional one year period at the end of the initial term and each anniversary thereafter, provided that at least 90 days prior to the expiration of the initial term or any renewal term the Board does not notify Mr. Andreeff of its intention not to renew.

The Andreeff Employment Agreement entitles Mr. Andreeff to, among other benefits, the following compensation:

●	An annual base salary of $350,000, reviewed at least annually;
●	An annual cash bonus in an amount of up to 50% of annual base salary; provided, that the Company may elect to pay up to 50% of any earned annual bonus in fully vested shares of common stock in lieu of cash;
●	Participation in equity-based long-term incentive compensation plans generally available to senior executive officers of the Company;
●	Participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other senior executive officers of the Company;
●	Prompt reimbursement for all reasonable expenses in accordance with the plans, practices, policies and programs of the Company; and

●	20 days of paid vacation, to be taken in accordance with the Company’s policies and practices.

In the event that the Company consummates a transaction that constitutes a Change in Control (as defined in the Andreeff Employment Agreement), all of the unvested shares underlying Mr. Andreeff’s options will fully vest and become exercisable immediately prior to the effectiveness of such Change in Control. In the event of Mr. Andreeff’s death during the employment period or a termination due to disability, for cause by the Company or as a result of resignation without good reason (the date of such termination, the “Termination Date”), Mr. Andreeff or his beneficiaries or legal representatives will be provided any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends and the following additional other benefits under the Andreeff Employment Agreement (the “Unconditional Entitlements”):

●	All benefits payable to Mr. Andreeff under any employee benefit plans (including, without limitation any pension plans or 401(k) plans) of the Company or any of its affiliates applicable to Mr. Andreeff at the time of his termination of employment and all amounts and benefits (other than the Conditional Benefits) which are vested or which Mr. Andreeff is otherwise entitled to receive under the terms of any plan, policy, practice or program of, or any contract or agreement with, the Company, at or subsequent to the Termination Date without regard to the performance by Mr. Andreeff of further services or the resolution of a contingency, will be paid or provided according to the terms of such plans, as determined on the basis of the actual date of termination of Mr. Andreeff’s employment with the Company;
●	Any right which Mr. Andreeff may have to claim a defense and/or indemnity for liabilities to or claims asserted by third parties in connection with Mr. Andreeff’s activities as an officer, director or employee of the Company shall be unaffected by Mr. Andreeff’s termination of employment and shall remain in effect;
●	Mr. Andreeff will be entitled to continuation of health care coverage as is required under, and in accordance with, applicable law or otherwise provided in accordance with the Company’s policies;
●	Mr. Andreeff will be entitled to reimbursement, in accordance with the Company’s policies regarding expense reimbursement for all business expenses incurred prior to the Termination Date; and
●	Except to the extent additional rights are provided upon Mr. Andreeff’s qualifying to receive the Conditional Benefits (as defined in the Andreeff Employment Agreement), Mr. Andreeff’s rights with respect to any stock option, restricted stock or other equity award granted by the Company will be governed by the terms and provisions of the applicable equity incentive plan, stock option award documents or grant agreement.

In the event of a resignation by Mr. Andreeff for good reason, the exercise by the Company of its right to terminate his employment other than for cause, death or disability or the Company’s election not to extend the employment period upon expiration of the initial term or any renewal term (not within twelve months following or three months prior to the effective date of a Change in Control), Mr. Andreeff will receive the Unconditional Entitlements and, subject to his signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall provide Mr. Andreeff (i) a severance amount equal to the sum of his annual base salary as of the termination date and a pro-rated portion of his cash bonus for the year in which the termination occurs, (ii) Company-paid continued medical coverage for up to twelve months following such termination, and (iii) continued vesting of equity awards that would have vested if he had remained employed with the Company through the end of the then remaining portion of the initial term or the renewal term, as applicable (the “Conditional Benefits”). In the event of a resignation by Mr. Andreeff for good reason, the exercise by the Company of its right to terminate his employment other than for cause, death or disability or the Company’s election not to extend the employment period upon expiration of the initial term or any renewal term, in each case, within twelve months following or three months prior to the effective date of a Change in Control, Mr. Andreeff shall receive (i) the Unconditional Entitlements, (ii) 2.0 times the sum of his annual base salary and target cash bonus, (iii) accelerated vesting of all equity awards that were assumed, continued or substituted by the surviving or acquiring corporation in the Change in Control and remain subject to time-based vesting conditions, if any, and (iv) the Conditional Benefits except the severance amount provided in the Andreeff Employment Agreement. During employment and for the one year period after termination, Mr. Andreeff is subject to non-solicitation and non-competition obligations.

Jeffrey S. Mathiesen

In connection with the company’s appointment of Mr. Mathiesen as Chief Financial Officer, Treasurer and Secretary on June 14, 2021, the Company entered into an Employment Agreement with Mr. Mathiesen (the “Mathiesen Employment Agreement”). The Mathiesen Employment Agreement has an initial term of three years beginning on June 14, 2021 and automatically renews for an additional one year period at the end of the initial term and each anniversary thereafter, provided that at least 90 days prior to the expiration of the initial term or any renewal term the Board does not notify Mr. Mathiesen of its intention not to renew.

The Mathiesen Employment Agreement entitles Mr. Mathiesen to, among other benefits, the following compensation:

●	An annual base salary of $335,000, reviewed at least annually;
●	An annual cash bonus in an amount of up to 40% of annual base salary, provided, that the Company may elect to pay up to 70% of any earned annual bonus in fully vested shares of common stock in lieu of cash;
●	Participation in equity-based long-term incentive compensation plans generally available to senior executive officers of the Company;
●	Participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other senior executive officers of the Company;
●	Prompt reimbursement for all reasonable expenses in accordance with the plans, practices, policies and programs of the Company; and
●	20 days of paid vacation, to be taken in accordance with the Company’s policies and practices.

In the event that the Company consummates a transaction that constitutes a Change in Control (as defined in the Mathiesen Employment Agreement), all of the unvested shares underlying Mr. Mathiesen’s options will fully vest and become exercisable immediately prior to the effectiveness of such Change in Control. In the event of Mr. Mathiesen’s death during the employment period or a termination due to disability, for cause by the Company or as a result of resignation without good reason, Mr. Mathiesen or his beneficiaries or legal representatives will be provided any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends and the following additional other benefits under the Mathiesen Employment Agreement (the “Unconditional Entitlements”):

●	All benefits payable to Mr. Mathiesen under any employee benefit plans (including, without limitation any pension plans or 401(k) plans) of the Company or any of its affiliates applicable to Mr. Mathiesen at the time of his termination of employment and all amounts and benefits (other than the Conditional Benefits (as defined in the Mathiesen Employment Agreement)) which are vested or which Mr. Mathiesen is otherwise entitled to receive under the terms of any plan, policy, practice or program of, or any contract or agreement with, the Company, at or subsequent to the termination date without regard to the performance by Mr. Mathiesen of further services or the resolution of a contingency, will be paid or provided according to the terms of such plans, as determined on the basis of the actual date of termination of Mr. Mathiesen’s employment with the Company;
●	Any right which Mr. Mathiesen may have to claim a defense and/or indemnity for liabilities to or claims asserted by third parties in connection with Mr. Mathiesen’s activities as an officer, director or employee of the Company shall be unaffected by Mr. Mathiesen’s termination of employment and shall remain in effect;
●	Mr. Mathiesen will be entitled to continuation of health care coverage as is required under, and in accordance with, applicable law or otherwise provided in accordance with the Company’s policies;
●	Mr. Mathiesen will be entitled to reimbursement, in accordance with the Company’s policies regarding expense reimbursement for all business expenses incurred prior to the Termination Date; and

●	Except to the extent additional rights are provided upon Mr. Mathiesen’s qualifying to receive the Conditional Benefits, Mr. Mathiesen’s rights with respect to any stock option, restricted stock or other equity award granted by the Company will be governed by the terms and provisions of the applicable equity incentive plan, stock option award documents or grant agreement.

In the event of a resignation by Mr. Mathiesen for good reason, the exercise by the Company of its right to terminate his employment other than for cause, death or disability or the Company’s election not to extend the employment period upon expiration of the initial term or any renewal term (not within twelve months following or three months prior to the effective date of a Change in Control), Mr. Mathiesen will receive the Unconditional Entitlements and, subject to his signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall provide Mr. Mathiesen (i) a severance amount equal to the sum of his annual base salary as of the termination date and a pro-rated portion of his cash bonus for the year in which the termination occurs, (ii) Company-paid continued medical coverage for up to twelve months following such termination, and (iii) continued vesting of equity awards that would have vested if he had remained employed with the Company through the end of the then remaining portion of the Initial Term or the Renewal Term, as applicable (the “Conditional Benefits”). In the event of a resignation by Mr. Mathiesen for good reason, the exercise by the Company of its right to terminate his employment other than for cause, death or disability or the Company’s election not to extend the employment period upon expiration of the Initial Term or any renewal term, in each case, within twelve months following or three months prior to the effective date of a Change in Control, Mr. Mathiesen shall receive (i) the Unconditional Entitlements, (ii) 1.5 times the sum of his annual base salary and target cash bonus, (iii) accelerated vesting of all equity awards that were assumed, continued or substituted by the surviving or acquiring corporation in the Change in Control and remain subject to time-based vesting conditions, if any, and (iv) the Conditional Benefits except the severance amount. During employment and for the one year period after termination, Mr. Mathiesen is subject to non-solicitation and non-competition requirements.

Messrs. Andreeff and Mathiesen Side Letters

On September 24, 2025, in connection with the private placements we consummated on September 18, 2025, we entered into side letter agreements with Messrs. Andreeff and Mathiesen to provide for one-time discretionary cash bonuses paid to Messrs. Andreeff and Mathiesen in the amounts equal to $890,000 and $610,000, respectively (together, the “Cash Bonuses”). The Cash Bonuses directly offset any severance, bonus opportunity, equity, retirement or other benefit under any plan or arrangement of the Company to which Messrs. Andreeff and Mathiesen would otherwise be entitled. In consideration of the payment of the Cash Bonuses, each of Messrs. Andreeff and Mathiesen agreed that the offerings did not constitute a Change in Control or give rise to an event constituting Good Reason under the Andreeff Employment Agreement and Mathiesen Employment Agreement. To the extent any amounts became due or claimed to be due to Messrs. Andreeff and Mathiesen under their respective employment agreement or otherwise upon or following any termination of their respective employment with the Company, including without limitation any severance, change-in-control severance, pro-rata bonus, continued COBRA subsidies, or other cash amounts, such amount will be offset dollar-for-dollar against the Cash Bonuses, as applicable. Equity Incentive Plans.

Certain of our named executive officers have outstanding awards under (i) the 2018 Omnibus Incentive Plan (the “2018 Plan”), (ii) the 2022 Plan and (iii) the 2021 Inducement Plan (the “Inducement Plan”, and together with the 2018 Plan and the 2022 Plan, the “Plans”).

Under the 2018 Plan and the 2022 Plan, the Compensation Committee may provide, in individual award agreements or in any other written agreement between a participant and the Company that the award will be subject to additional acceleration of vesting and exercisability in the event of a termination of employment or change in control.

Under the Inducement Plan, an award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the award agreement for such award or as may be provided in any other written agreement between the Company and the participant, but in the absence of such provision, no such acceleration will automatically occur.

Outstanding Equity Awards at December 31, 2025

The following tables set forth certain information about options granted to our named executive officers that remain outstanding as of December 31, 2025. No unvested RSUs granted to our named executive officers were outstanding as of December 31, 2025.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option	Option
	(#)	(#)	Price	Grant	Expiration
Name	Exercisable	Unexercisable	($)	Date	Date
Dane C. Andreeff	2	—	500,625.00	6/2/2021	6/1/2031
	7	—	583,875.00	6/14/2021	6/13/2031
	5	—	175,500.00	5/23/2022	5/22/2032
	2	—	20,250.00	9/13/2022	9/12/2032
	138	—	11,587.50	2/14/2023	2/13/2033
	1,077	—	723.75	7/2/2024	7/1/2034
	373	—	546.90	1/6/2025	1/5/2035
	52,400	—	9.76	7/2/2025	7/1/2035
Jeffrey S. Mathiesen	3	—	583,875.00	6/14/2021	6/13/2031
	1	—	175,500.00	5/23/2022	5/22/2032
	72	—	11,587.50	2/14/2023	2/13/2033
	539	—	723.75	7/2/2024	7/1/2034
	186	—	546.90	1/6/2025	1/5/2035
	26,200	—	9.76	7/2/2025	7/1/2035

Non-Employee Director Compensation

The Company maintains a non-employee director compensation policy, effective as of April 1, 2021, pursuant to which all of our non-employee directors receive an annual cash retainer of $35,000 for Board service except for the Chairman of the Board who receives an annual cash retainer of $68,000. In addition, directors receive an additional cash retainer for serving as a committee chair or member as follows:

			Nominating and
			Corporate
	Audit	Compensation	Governance
	Committee	Committee	Committee
Committee Chair	$16,000	$10,000	$7,500
Committee Member (other than the Chair)	$8,000	$5,000	$5,000

Further, each director receives an annual equity retainer with a target value of approximately $50,000. The equity retainer is paid approximately 70% in options to purchase shares of our Common Stock, which vest in increments of 1/12 per month and 30% in restricted stock units (“RSUs”), which vest in increments of 1/12 per month. We also reimburse non-employee directors for reasonable expenses incurred in connection with attending Board and committee meetings. The Board did not receive an annual equity grant in 2025. On March 31, 2026, each non-employee director received a catch-up grant of options and RSUs.

Additionally, on January 1, 2026, we granted to each non-employee director an option to purchase 10,732 shares of Common Stock pursuant to the 2022 Plan. Each of these stock options has an exercise price equal to the fair market value of a share of Common Stock as of the grant date, as determined in accordance with our 2022 Plan. Each of these stock options vested as to 50% immediately as of the grant date with the remainder vesting in a series of four successive equal quarterly installments on the last day of each fiscal quarter starting on March 31, 2025, subject to such non-employee director’ continued services through each applicable vesting period.

On July 2, 2025, we granted to each non-employee director an option to purchase 2,600 shares of Common Stock pursuant to the 2022 Plan. Each of these stock options has an exercise price equal to the fair market value of a share of Common Stock as of the grant date, as determined in accordance with our 2022 Plan. Each of these stock options vested as to 50% immediately as of the grant date with the remainder vesting in a series of four successive equal quarterly installments on the last day of each fiscal quarter starting on September 30, 2025, subject to such non-employee directors’ continued services through each applicable vesting period.

The following table shows certain information with respect to the compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2025. Messrs. Andreeff, Chee and Mathiesen did not receive any compensation for their Board service. Additionally, because the Board determined that Cosmo Jiang is not an independent director under Nasdaq listing standards and because Mr. Jiang received compensation from Pantera Capital Management LP (“Pantera”) pursuant to the terms of the Strategic Advisory Agreement (as discussed below under “–Policies and Procedures for Transactions with Related Parties—Advisory Agreements”), Mr. Jiang was not entitled to receive compensation under the non-employee director compensation policy.

	Fees earned or	Option
	paid in cash	Awards	Stock Awards	Total
Name	($)	($)(5)	($)	($)
Paul Buckman(1)	78,854	29,204	—	108,058
Sherrie Perkins(2)	65,354	29,204	—	94,558
Edward M. Straw(3)	75,854	29,204	—	105,058
Blane Walter(4)	93,854	29,204	—	123,058
(1)	Mr. Buckman held options to purchase a total of 2,664 shares of common stock at December 31, 2025.

(2)    Ms. Perkins held options to purchase a total of 2,664 shares of common stock at December 31, 2025.

(3)	Vice Admiral (Retired) Straw held options to purchase a total of 2,664 shares of common stock at December 31, 2025.
(4)	Mr. Walter held options to purchase a total of 2,664 shares of common stock at December 31, 2025.
(5)

The amounts reflect the full grant date fair value for awards granted during the fiscal year ended December 31, 2025. The grant date fair value was computed in accordance with ASC Topic 718, Compensation-Stock Compensation. The assumptions we used in valuing options are described in Note 9 to our audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

PAY VERSUS PERFORMANCE

We are providing the following information about the relationship between executive compensation actually paid (“CAP”) and certain financial performance of the Company as required by SEC rules. Please see “Narrative Disclosure to Summary Compensation Table” for discussion of the primary components of our compensation program.

Pay Versus Performance Table

			Average
			Summary
	Summary	Compensation	Compensation	Average	Value of Initial
	Compensation	Actually	Table Total	Compensation	Fixed $100 Investment
	Table Total	Paid	for Non-PEO	Actually Paid	Based On
	for PEO	to PEO	NEOs	to Non-PEO NEOs	Total Shareholder Return	Net Loss
Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($ in millions)(6)
2025	2,125,594	1,793,592	4,208,783	4,125,368	0.03	(40.9)
2024	1,269,419	876,793	814,738	655,714	0.10	(11.7)
2023	1,635,226	1,052,743	922,495	690,975	1.22	(8.9)
(1)

Reflects the amount reported in the “Total” column of the Summary Compensation Table for Mr. Andreeff for each corresponding year. See “Named Executive Officer Compensation Tables – Summary Compensation Table for 2025”.

(2)

Amounts reported reflect CAP for Mr. Andreeff, as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect the actual amount of compensation earned by or paid to Mr. Andreeff during the applicable year. The adjustments below were made to Mr. Andreeff’s total compensation for each year to determine the CAP for such fiscal year in accordance with the requirements of Item 402(v) of Regulation S-K.

	Reported				Equity
	Summary Compensation		Reported		Award		CAP for
	Table Total for PEO		Value of Equity Awards		Adjustments		PEO
Year	($)	Less	($)(a)	Plus	($)(b)	Equals	($)(c)
2025	2,125,594	—	636,456	+	304,454	=	1,793,592
2024	1,269,419	—	682,760	+	290,134	=	876,793
2023	1,635,226	—	1,115,469	+	532,986	=	1,052,743
(a)	Amounts reflect the sum of the grant date fair value of equity awards as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)

The equity award adjustments were calculated in accordance with Item 402(v) of Regulation S-K and include: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in the applicable year and vest in the same year, the fair value as of the vesting date; and (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. No dividends or other earnings were paid on stock or option awards in any applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments for Mr. Andreeff are as follows:

	Year End Fair		Fair Value as	Change in Fair Value to the
	Value of Equity	Year over Year Change	of Vesting	Vesting Date of Equity
	Awards Granted in	in Fair	Date of Equity	Awards	Total
	the Year and	Value of	Awards Granted	Granted in Prior	Equity
	Outstanding and	Outstanding and	and Vested	Years that Vested	Award
	Unvested at Year End	Unvested Equity Awards	in the Year	in the Year	Adjustments
Year	($)	($)	($)	($)	($)
2025	—	—	430,252	(125,798)	304,454
2024	130,225	(158,145)	441,355	(123,301)	290,134
2023	330,374	(6,515)	212,482	(3,355)	532,986
(3)

Reflects the average amount reported in the “Total” column of the Summary Compensation Table for our other NEOs as a group (excluding Mr. Andreeff) for each corresponding year. See “Named Executive Officer Compensation Tables – Summary Compensation Table for 2025”. The names of each of the other NEOs (excluding Mr. Andreeff) included for purposes of calculating the average amounts in 2025 are Messrs. Chee and Mathiesen and in each of 2024 and 2023 are Mr. Mathiesen and Dr. Antonella Favit-Van Pelt, our former Chief Medical Officer.

(4)

Amounts reported reflect CAP for the other NEOs as a group (excluding Mr. Andreeff), as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect an average of the actual amount of compensation earned by or paid to the other NEOs as a group (excluding Mr. Andreeff) during the applicable year. The adjustments below were made to the average total compensation for the NEOs as a group (excluding Mr. Andreeff) for each year to determine the CAP for such year in accordance with the requirements of Item 402(v) of Regulation S-K.

	Average Reported
	Summary		Average
	Compensation		Reported		Average
	Table		Value of		Equity		Average
	Total for		Equity		Award		CAP for
	Non-PEO NEOs		Awards		Adjustments		Non-PEO NEOs
Year	($)	Less	($)	Plus	($)(a)	Equals	($)
2025	4,208,783	—	3,475,258	+	3,391,843	=	4,125,368
2024	814,738	—	287,723	+	128,699	=	655,714
2023	922,495	—	447,394	+	215,874	=	690,975
(a)

See note (b) to footnote (2) above for an explanation of the equity award adjustments made in accordance with Item 402(v) of Regulation S-K. The amounts deducted or added in calculating the total average equity award adjustments for the other NEOs as a group (excluding Mr. Andreeff) are as follows:

Fair Value as
	Average		of Vesting	Average Change
	Year End Fair Value	Year over Year Average	Date of Equity	in Fair Value to the	Total
	of Equity Awards	Change in Fair Value of	Awards	Vesting Date of Equity	Average
	Granted in the Year	Outstanding and	Granted	Awards Granted in	Equity
	and Outstanding and	Unvested Equity	and Vested	Prior Years that	Award
	Unvested at Year End	Awards	in the Year	Vested in the Year	Adjustments
Year	($)	($)	($)	($)	($)
2025	—	—	3,423,756	(31,913)	3,391,843
2024	54,879	(63,185)	185,991	(48,986)	128,699
2023	132,513	(1,209)	85,215	(645)	215,874
(5)

Cumulative TSR is calculated as the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)	Amounts reflect the net income as reported in the Company’s audited financial statements for the applicable year.

Analysis of Information Presented in the Pay Versus Performance Table

We are providing the following descriptions of the relationships between information presented in the Pay versus Performance table, including CAP, as required by Item 402(v) of Regulation S-K. The Compensation Committee utilizes several performance measures to align executive compensation with Company performance, and only some of those Company measures are presented in the Pay versus Performance table above and the graphs below. The Compensation Committee has not previously used or considered CAP as computed in accordance with Item 402(v) of Regulation S-K to set target compensation amounts or align our NEO compensation to Company performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our Common Stock as of April 1, 2026 by: (i) each director; (ii) each of our named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of Common Stock issuable pursuant to the vesting of warrants and the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 1, 2026, and restricted stock units that vest within 60 days of April 1, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those warrants or options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based on information supplied by officers, directors and principal stockholders and Schedule 13D, Schedule 13G and Section 16 filings, if any, with the SEC. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Solana Company, 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940. As of April 1, 2026, we had 54,889,569 shares of Common Stock outstanding.

	Beneficial Ownership
	Number of Shares
	of Common Stock	Percent of
Beneficial Owner	Beneficially Owned	Class
Solana Rocket Holdings Limited(1)	5,700,305	9.99%
Pantera Capital Management LP(2)	5,659,510	9.99%
Kathmere Capital LLC(3)	4,594,960	8.4%
Joseph Chee(4)	7,939,520	14.2%
Dane C. Andreeff(5)	54,047	*
Jeffrey S. Mathiesen(6)	27,001	*
Sherrie Perkins(7)	21,947	*
Edward M. Straw(8)	21,947	*
Blane Walter(9)	21,947	*
Paul Buckman(10)	21,947	*
Agustina “Madelene” Gani Tjandrasuwita	—	*
Cosmo Jiang	—	*
All current executive officers and directors as a group (9 persons)(11)	8,108,356	14.4%
*	Less than one percent
(1)

Includes (i) 3,529,754 shares of Common Stock, (ii) certain pre-funded warrants to purchase up to 10,743,213 shares of Common Stock that are exercisable within 60 days of April 1, 2026, and (iii) certain cash stapled warrants to purchase up to 14,823,426 shares of Common Stock that are exercisable within 60 days of April 1, 2026 (such pre-funded warrants and cash stapled warrants, together, the “Solana Rocket Warrants”), all of which are held directly by Solana Rocket Holdings Limited (“Solana Rocket”), which is a British Virgin Islands business company.  Chung Wai Shing is the controlling shareholder of Solana Rocket and, as such, may be deemed to share voting and dispositive power with respect to the securities held by Solana Rocket. Solana Rocket and Mr. Chung are prohibited from exercising the Solana Rocket Warrants if, as a result of such exercise, Solana Rocket and Mr. Chung (together with their affiliates) would beneficially own more than 9.99% of the total number of shares of Common Stock then issued and outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Blocker”). Accordingly, pursuant to Rule 13d-3 of the Securities Act of 1933, as amended, Solana Rocket and Mr. Chung may be deemed to beneficially own 9.99% of the outstanding shares of Common Stock, representing 5,700,305 shares of Common Stock as of April 1, 2026 based on the Common Stock outstanding as of April 1, 2026.  The address for both Solana Rocket Holdings Limited and Mr. Chung is 3rd Floor, J & C Building, Road Town, Tortola, British Virgin Islands, VG1110. The foregoing information is obtained from an Amendment No. 1 Schedule 13G filed February 5, 2026.

(2)

Pantera Capital Partners LP (“Pantera”), as investment manager of Pantera Blockchain Fund LP (“Blockchain Fund”), Pantera DAT Opportunities Master Fund SP (“DAT Opportunities Fund”), and Pantera Liquid Token Fund LP (“Liquid Token Fund” and, together with Blockchain Fund and DAT Opportunities Fund, the “Funds”), and Daniel Wayne Morehead, as the Founder, Managing Partner and control person of Pantera, may be deemed to indirectly beneficially own, and have sole voting and dispositive power over, an aggregate of 3,897,319 shares of Common Stock and certain warrants to purchase up to 22,615,208 shares of Common Stock that are exercisable within 60 days of April 1, 2026 comprising of: (i) 3,160,680 shares of Common Stock directly held by BlockChain Fund, 3,160,680 cash stapled warrants that are exercisable within 60 days of April 1, 2026 and 13,552,006 pre-funded warrants that are exercisable within 60 days of April 1, 2026; (ii) 581,311 shares of Common Stock directly held by DAT Opportunities Fund and 581,311 cash stapled warrants that are exercisable within 60 days of April 1, 2026 ; (iii) 145,328 shares of Common Stock directly held by Liquid Token Fund and 145,328 cash stapled warrants that are exercisable within 60 days of April 1, 2026;

(iv) 5,175,883 shares of Common Stock issuable upon exercise of certain strategic advisory warrants held by Pantera;  and shared voting and dispositive power over (v) 10,000 shares of Common Stock directly held by Mr. Morehead. Pantera and the Funds are prohibited from exercising the the pre-funded warrants, cash stapled warrants and strategic advisory warrants if, as a result of such exercise, Pantera and the Funds (together with their affiliates) would beneficially own more than 9.99% of the total number of shares of Common Stock then issued and outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Blocker”). Accordingly, pursuant to Rule 13d-3 of the Securities Act of 1933, as amended, Pantera and the Funds may be deemed to beneficially own 9.99% of the outstanding shares of Common Stock, representing 5,659,510 shares of Common Stock as of April 1, 2026 based on the Common Stock outstanding as of April 1, 2026.  The Funds are under management by Pantera. Pantera serves as investment advisor to the Funds and has control and discretion over the shares held by the Funds. The address of Pantera, the Funds, and Mr. Morehead is 600 Montgomery St, 45th Floor, San Francisco, CA, 94111. The foregoing information is obtained from a Schedule 13D filed September 25, 2025 and the Company’s internal warrant ledgers.

(3)

Consists of 4,594,960 shares of Common Stock directly held by Kathmere Capital Management LLC, who has sole voting and dispositive power over these shares. The address for Kathmere Capital Management, LLC is 435 Devon Park Drive Suite 715 Wayne, Pennsylvania 19087. The foregoing information is obtained from a Schedule 13G filed March 2, 2026.

(4)

Consists of (i) 6,830,402 shares of Common Stock beneficially owned by Fusion Summer Limited, a Cayman Islands exempted company ("Fusion Summer") and Joseph Chee, who is the ultimate controlling person of Fusion Summer and our Executive Chairman of our Board and (ii) 1,109,118 shares of Common Stock issuable upon settlement of vested RSUs held by Mr. Chee within 60 days of April 1, 2026 . Fusion Summer and Mr. Chee have shared voting and dispositive powers over the 6,830,402 shares of Common Stock. The foregoing information is obtained from a Schedule 13D filed October 2, 2025.

(5)

Includes (i) 22 shares of common stock held directly by Maple Leaf Partners, L.P., (ii) four shares of Common Stock held directly by Maple Leaf Partners I, L.P., (iii) 15 shares of Common Stock held directly by Maple Leaf Discovery I, L.P., (iv) two shares of Common Stock held directly by Maple Leaf Offshore, Ltd., and (v) 54,004 shares of Common Stock issuable to Mr. Andreeff upon the exercise of stock options within 60 days of April 1, 2026. Mr. Andreeff has sole voting and dispositive power over shares held by Maple Leaf Partners, L.P., Maple Leaf Partners I, L.P., Maple Leaf Discovery I, L.P. and Maple Leaf Offshore, Ltd.

(6)	Includes 27,001 shares of Common Stock issuable to Mr. Mathiesen upon the exercise of stock options within 60 days of April 1, 2026.
(7)

Includes (i) two shares of Common Stock held directly by Ms. Perkins, (ii) 1,635 shares of Common Stock issuable upon settlement of vested RSUs within 60 days of April 1, 2026, and (iii) 20,310 shares of Common Stock issuable upon the exercise of stock options within 60 days of April 1, 2026.

(8)

Includes (i) two shares of Common Stock held directly by Mr. Straw, (ii) 1,635 shares of Common Stock issuable upon settlement of vested RSUs within 60 days of April 1, 2026, and (iii) 20,310 shares of Common Stock issuable upon the exercise of stock options within 60 days of April 1, 2026.

(9)

Includes (i)  two shares of Common Stock held directly by Mr. Walter, (ii) 1,635 shares of Common Stock issuable upon settlement of vested RSUs within 60 days of April 1, 2026, and (iii) 20,310 shares of Common Stock issuable upon the exercise of stock options within 60 days of April 1, 2026.

(10)

Includes (i) two shares of Common Stock held directly by Mr. Buckman, (ii) 1,635 shares of Common Stock issuable upon settlement of vested RSUs within 60 days of April 1, 2026, and (iii) 20,310 shares of Common Stock issuable upon the exercise of stock options within 60 days of April 1, 2026.

(11)

Includes (i) 6,830,453 shares of Common Stock held directly, (ii) 1,115,658 shares of Common Stock issuable upon settlement of vested RSUs within 60 days of April 1, 2026 and (iii) 162,245 shares of Common Stock issuable upon the exercise of stock options within 60 days of April 1, 2026.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Parties

In January 2018, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, nominee to become director, or more than 5% stockholders of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

The Audit Committee and/or the independent directors of the Board review such proposed business transactions to ensure that the Company’s involvement in such transactions is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of the Company and its stockholders.

Advisory Agreements

Strategic Advisor Agreement

On September 15, 2025, we entered into a Strategic Advisor Agreement (the “Strategic Advisor Agreement) with Pantera and Summer Wisdom Holdings Limited (“Summer” and together with Pantera, the “Advisors”), pursuant to which we engaged each of Pantera and Summer to provide strategic advice and guidance relating to our business, operations, growth initiatives and industry trends in the crypto technology sector for an initial term of two years, which term automatically renews for successive periods of one year each. Either we or the Advisors may terminate the Strategic Advisor Agreement upon written notice of a material breach by the other party that has not been cured within thirty days of receipt of the written notice.

In connection with the closing of our September 2025 private placements, we issued warrants to purchase 5,175,883 shares of Common Stock to Pantera (the “Pantera Base Advisor Warrants”) and (ii) warrants to purchase 2,218,236 shares of Common Stock to Summer (the “Summer Base Advisor Warrants” and together with the Pantera Base Advisor Warrants, the “Base Advisor Warrants”). Upon the exercise of each stapled warrant issued to investors in the private placements, each of Pantera and Summer shall receive an additional grant of warrants to purchase an amount of shares of Common Stock equal to their respective portion of 5% of the shares of Common Stock issued upon such exercise (the “Performance Advisor Warrants”, and together with the Base Advisor Warrants, the “Advisor Warrants”). The exercise price per share of the Advisor Warrants shall be equal to $0.001 per underlying share of Common Stock. Summer is controlled by Mr. Chee, our Executive Chairman.

Pursuant to the Strategic Advisory Agreement, Pantera agreed not to sell, transfer, pledge, hedge, or otherwise dispose of any shares underlying the Strategic Advisory Warrants for 180 days after the closing of the private placements (the “Advisor Lock-Up Period”), except (i) transfers to affiliates that agree in writing to be bound by the remainder of the Advisor Lock-Up Period, or (ii) with the our prior written consent.

Trading Advisor Agreement

On September 15, 2025, we entered into a Trading Advisory Agreement (the “Trading Advisory Agreement”) with Pantera, pursuant to which we engaged Pantera to manage the investment of substantially all of our digital assets, digital asset derivatives, cash and other assets for an initial term of ten years, which term automatically renews for successive periods of one year each, subject to the mutual agreement of us and Pantera. The management fees pursuant to the Trading Advisory Agreement shall be equal to: (a) 1.0%, if the Company’s Assets Under Management (as defined in the Trading Advisory Agreement) is less than or equal to $1 billion, (b) 0.75% per annum of assets under management (“AUM”) if AUM is more than $1 billion but less than or equal to $5 billion and (c) 0.50% per annum of AUM if AUM is more than $5 billion.

Joseph Chee Employment Agreement with Solana Company HK

Joseph Chee, our Executive Chairman of our Board, serves as the Chairman and Chief Executive Officer of Solana Company HK. See “ – Employment Agreement and Arrangements (including Payments upon Termination or Change in Control)” above for a discussion of the Chee Employment Agreement with Solana Company HK.

Certain Relationships and Related Transactions

The following includes a summary of transactions since January 1, 2024 to which the Company has been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

Indemnification Agreements

The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Bylaws, the Company is required to indemnify its directors and officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with its officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under applicable law and the Bylaws.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and the Board has further directed that management submit the section of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of CBIZ are expected to be present at the Annual Meeting by remote communication. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of CBIZ as our independent registered public accounting firm.  However, the Audit Committee of the Board is submitting the selection of CBIZ to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Change in Independent Registered Accounting Firm

On October 15, 2025, the Audit Committee of the Board approved the appointment of CBIZ as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2025, in place of Baker Tilly US, LLP (“Baker Tilly”). As previously disclosed, on October 16, 2025, we received the resignation of Baker Tilly as the Company’s independent registered public accounting firm, effective immediately, which we accepted.

The reports of Baker Tilly on the Company’s consolidated financial statements for each of the two previous fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports contained an explanatory paragraph expressing substantial doubt as to the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through October 15, 2025, there were (a) no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”) and the related instructions) with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused it to make reference to the subject matter of the disagreements in connection with its reports and (b) no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions.

We previously provided Baker Tilly with a copy of the foregoing disclosures and Baker Tilly furnished a letter addressed to the Securities and Exchange Commission stating that it agreed with the statements made by the Company as set forth in Item 4.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2025. A copy of Baker Tilly’s letter, dated October 16, 2025, was filed as Exhibit 16.1 to such Current Report on Form 8-K.

Principal Accountant Fees and Services

The following tables represent aggregate fees billed by CBIZ, the Company’s principal accountant, and Baker Tilly, the Company’s previous principal accountant, for the fiscal year ended December 31, 2025 and 2024, respectively (amounts in thousands).

CBIZ

Fiscal Year Ended
December 31, 2025
Audit Fees(1)	$500
Audit-Related Fees	—
Tax Fees	$—
All Other Fees	—
Total Fees	$500
(1)	Audit fees included amounts billed for professional services rendered in connection with the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided by our principal accountant in connection with statutory and regulatory filings as well as professional services rendered in connection with the Company’s public offerings, including reviewing registration statements and prospectuses and preparing consent and comfort letters.

Baker Tilly

Fiscal Year Ended
December 31, 2024
Audit Fees(1)	$535
Audit-Related Fees	—
Tax Fees(2)	$56
All Other Fees	—
Total Fees	$591
(1)	Audit fees included amounts billed for professional services rendered in connection with the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided by our principal accountant in connection with statutory and regulatory filings as well as professional services rendered in connection with the Company’s public offerings, including reviewing registration statements and prospectuses and preparing consent and comfort letters.
(2)	Tax fees included amounts billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal, state and tax compliance.

All fees described above were pre-approved by the Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Company’s Audit Committee has adopted policies and procedures for the pre-approval of audit services and permitted non-audit and tax services rendered by our independent registered public accounting firm. The policy generally provides pre-approval of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee must pre-approve all services provided by the independent registered public accounting firm.

The Audit Committee has determined that the rendering of services other than audit services by CBIZ is compatible with maintaining the principal accountant’s independence.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF

PROPOSAL 2.

ADDITIONAL MATTERS

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents information as of December 31, 2025 with respect to compensation plans under which shares of the Company’s Common Stock may be issued.

Number of
securities
remaining
available
	Number of		for future
	Securities		issuance
	to be issued	Weighted-average	under equity
	upon	exercise	compensation
	exercise of	price of	plans
	outstanding	outstanding	(excluding
	options,	options,	securities
	warrants and	warrants and	reflected in
	rights	rights	column(a))(1)(2)
Plan Category	(a)	(b)	(c)
Equity compensation plans not approved by security holders(3)	34	$894.85	166
Equity compensation plan approved by security holders	127,801	$117.18	2,905,367
Total	127,835	$117.38	2,905,533
(1)

The number of shares of common stock reserved for issuance under our 2022 Equity Incentive Plan (the “2022 Plan”) automatically increases on January 1st of each calendar year, starting on January 1, 2025 through January 1, 2029, to an amount equal to 5% of the total number of fully-diluted shares of our common stock as of December 31 of the preceding calendar year, or a lesser number of shares determined by our Board.

(2)

Consists of 2,905,367 shares remaining available for issuance under the 2022 Plan, 0 shares remaining available for issuance under the 2018 Omnibus Incentive Plan and 166 shares remaining available for issuance under the Company’s 2021 Inducement Plan

(3)	There are no other securities available for future issuance under any equity compensation plans of the Company as of December 31, 2025.

Other Matters

The Company is unaware of any business, other than as described in this proxy statement, that may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please promptly indicate your choices via the internet or phone, or by mail, according to the procedures described on the proxy card. Voting before the Annual Meeting does not prevent you from attending and voting at the Annual Meeting.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, stockholders sharing an address who have been previously notified by their broker, bank or other agent and have consented to householding will receive only one copy of our Notice of Internet Availability of Proxy Materials or other Annual Meeting materials. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Avialability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker.

Upon written or oral request, we will promptly deliver a separate Notice of Internet Availability of Proxy Materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate Notice of Internet Availability of Proxy Materials, you may write our Secretary at 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940, (215) 431-3296. Any stockholders who share the same address and currently receive multiple copies of the Notice of Internet Availability of Proxy Materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record or our Corporate Secretary to request information about “householding”.

Requirements for Submission of Stockholder Proposals and Nominations for 2027 Annual Meeting

To be considered for inclusion in the proxy materials for our 2027 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, your proposal must be submitted in writing by December 11, 2026, to our Corporate Secretary at Solana Company, 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940.

Any stockholder director nomination or proposal of other business intended to be presented for consideration at the 2027 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above between January 21, 2027 and February 20, 2027. However, if our 2027 annual meeting occurs more than 30 days before or more than 30 days after May 21, 2027, we must receive nominations or proposals (i) not later than the close of business on the later of the 90th day prior to the date of the 2027 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2027 annual meeting, and (ii) not earlier than the 120th day prior to the 2027 annual meeting.

The above-mentioned proposals and notice to the Corporate Secretary must also be in compliance with the Bylaws (including the information requirements therein) and the proxy solicitation rules of the SEC and Nasdaq as applicable, which include specific requirements as to form and content of a stockholders notice, including the information required by Rule 14a-19 under the Exchange Act.  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.

Solicitation by Board; Expenses

The Board is sending you this proxy statement in connection with the solicitation of proxies for use at the Annual Meeting. The Company’s directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication, but they will not receive any additional compensation for these services. The Company will pay the cost of preparing, assembling, and mailing the proxy materials. The Company has requested brokers, banks and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and the Company will reimburse such record holders for their reasonable expenses in doing so.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 21, 2026

The proxy statement, proxy card and annual report to stockholders are available at www.proxyvote.com.

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.

By Order of the Board of Directors,

Jeffrey S. Mathiesen
Chief Financial Officer, Treasurer and Secretary
April 10, 2026

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V93321-P50785 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposal: 2. To ratify the appointment of CBIZ CPAs P.C., as our independent registered public accounting firm for the year ending December 31, 2026. Nominees: 1. Election of Directors The Board of Directors recommends you vote FOR ALL of the following director nominees: SOLANA COMPANY 01) Joseph Chee 02) Blane Walter 03) Dane C. Andreeff 04) Edward M. Straw 05) Cosmo Jiang 06) Paul Buckman 07) Sherrie Perkins SOLANA COMPANY Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If an entity, please sign in the full entity name, by a duly authorized officer. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. SCAN TO VIEW MATERIALS & VOTEw SOLANA COMPANY 642 NEWTOWN YARDLEY ROAD, SUITE 100 NEWTOWN, PA 18940 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HSDT2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions. You cannot vote by phone if you plan to vote your preferred shares differently. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V93322-P50785 SOLANA COMPANY Annual Meeting of Stockholders May 21, 2026 9:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby acknowledges receipt of the Notice of 2026 Annual Meeting of Stockholders and Proxy Statement, each dated April 10, 2026, and hereby appoint(s) Joseph Chee, as proxy and attorney-in-fact, with the full power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this proxy card, and to vote in his judgment upon all other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof, all of the shares of Class A common stock of Solana Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on May 21, 2026, at www.virtualshareholdermeeting.com/HSDT2026, and any adjournment or postponement thereof. The undersigned hereby revoke(s) any proxy previously given to vote at the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement is available at www.proxyvote.com.